Exhibit 7.01

April 30, 2021

Securities and Exchange Commission
100 F. Street
Washington, DC 20549-7561

Re: Revolution Acceleration Acquisition Corp

We have read the statements that Revolution Acceleration Acquisition Corp included under Item 4.02 of the Form 8-K dated April 30, 2021, and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement in the Form 8-K.

Very truly yours,

/s/ Marcum LLP

Marcum LLP

/gcp

S:\BUSINESS\Word_Processing\Common\Finalized\Revolution Acceleration Acquisition Corp\2021\Letters\228821 SEC 04.28.21.docx

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